                                                                   EXHIBIT 10.16
                                   07/02/99

FINAL                                                                   Rev. 8
-----


                         STRATEGIC BUSINESS AGREEMENT
                                BY AND BETWEEN
                          COMPAQ COMPUTER CORPORATION
                                      AND
                                  CMGI, INC.


     This Strategic Business Agreement (the "Agreement") is entered into as of this 29th day of June, 1999 by and between Compaq Computer Corporation, a Delaware corporation (hereinafter referred to as "Compaq," as such term is defined below), and CMGI, Inc., a Delaware corporation (hereinafter referred to as "CMGI," as such term is defined below).

     WHEREAS, Compaq is the largest global supplier of computer systems and a market leader in delivering Internet-enabled personal computers to consumers;

     WHEREAS, CMGI is a recognized leader in the Internet economy with a portfolio of synergistic Internet enterprises focused on providing solutions and creating compelling Internet user experiences;

     WHEREAS, Compaq and CMGI desire to work together to define mutually beneficial vehicles for the strategic bundling, distribution, and promotion of CMGI products and services on Compaq's products.

     NOW THEREFORE, in consideration of the premises, the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


1.0  DEFINITIONS

            The following definitions shall apply throughout this Agreement:

     1.1 "Affiliate" shall mean, with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

     1.2 "Aggregate User Data" shall mean (i) general User transactional or behavioral tracking data that is not Registration Data (including

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            without limitation clickstreams, purchasing patterns, connect time and number of visits); (ii) anonymous User data, which may include individual User information without personal identification; and
            (iii) any data consisting of any combination of Registration Data, anonymous User data, and/or general User transactional or behavioral data that does not contain or constitute Registration Data. All such data in all instances shall be aggregated over all relevant Users redirected from Products or Compaq Sites.

     1.3    "Agreement" shall have the meaning set forth in the preamble.

     1.4 "Appliance" shall mean any consumer-oriented device designed or intended for execution of a specific application or related set of applications.

     1.5 "Closing Date" shall be the date on which the transactions contemplated by the Purchase and Contribution Agreement between the parties dated of even date herewith have been satisfied or waived.

     1.6    "CMGI" shall mean CMGI, Inc. and its Affiliates.

     1.7    "CMGI Site" shall mean any Site owned by CMGI or any CMGI Affiliate.

     1.8    "Compaq" shall mean Compaq Computer Corporation and its Affiliates.

     1.9 "Compaq's Area of Business" shall mean all business segments in which Compaq sells goods or services during the applicable period.

     1.10 "Compaq Labs" shall mean the Compaq research and development facilities in the Research and Advanced Development Group currently known as the Systems Research Center Lab, Cambridge Research Lab, Western Research Lab and the Network Systems Lab.

     1.11 "Compaq Site" shall mean any Site owned by Compaq or any Compaq Affiliate, excluding any CMGI Site.

     1.12 "Control" or "Controlled" shall mean that a corporation or entity owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of another corporation or entity.

     1.13   "including" shall mean including without limitation.

     1.14 "Instant Internet Keyboard Button" shall mean a single button, accessible by means of

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            a keyboard or other input device as agreed between the parties, that enables the functionality to access and direct an end-user to a designated URL and/or a designated URLs redirector.

     1.15 "Internet Browser" shall mean programs that allow for browsing the Internet including but not limited to Microsoft Internet Explorer(R) and Netscape Navigator(R). "Internet Browser" shall not include browsers that are embedded or included with proprietary networks such as AOL, Compuserve or Prodigy.

     1.16 "Link" shall mean a URL (or an icon, logo, highlighted or colored text, figure or image representing a URL) on which a user may point and click, or otherwise send a command, to hyperlink to another Site or page.

     1.17 "Marks" shall mean trademarks, service marks, Internet domain names, trade names, logos and designs, together with applications and registrations of the foregoing.

     1.18 "Marketing Addendum" shall mean a statement of the marketing strategies of both parties, including joint marketing and promotion plans, which shall be agreed to and implemented by the Executive Coordinators prior to each Compaq product sales cycle, in accordance with the schedules determined by the Executive Coordinators. Marketing Addenda shall, at a minimum, contain reference to the number and configuration of any Instant Internet Keyboard Buttons on Products intended for sale in the next product cycle, including where appropriate reference to the intended Links to CMGI Sites.

     1.19 "Person" shall mean any individual, bank, partnership, firm, corporation, limited liability company, association, trust, or any other entity or organization.

     1.20 "Product" shall mean Presario-branded (including successor brands or sub-brands) consumer desktop and portable personal computers. "Product" as used herein shall not include commercial or enterprise computing devices, networking equipment, or consumer Appliances, unless otherwise specified.

     1.21 "Proprietary Online Service Provider" shall mean any provider of Internet access or other network bandwidth to end-user customers for whom the definition, allocation, distribution or programming of the Instant Internet Keyboard Buttons or other Internet addressing functionality is a defined requirement of distribution or resale of its service.

     1.22 "Redirect Script" shall mean a set of instructions that accepts Internet traffic and redirects the traffic to another location.

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     1.23   "Registration Data" shall mean any data collected by a party, through registration or by any other means, that contains information that could be used to determine the identity of a User.

     1.24 "Search Engine" shall mean a general electronic information location tool that (i) is accessible through the World Wide Web; (ii) accepts a query in the form of words; and (iii) responds to the query by indexing World Wide Web pages and using such index to present URL addresses of World Wide Web pages that are relevant to the asserted query.

     1.25 "Site" shall mean a page or group of pages on the World Wide Web or any successor online network organized under a single domain name.

     1.26   "Term" shall have the meaning set forth in Section 6.1.

     1.27   "User" shall mean any person who navigates to a Site.


2.0  COMPAQ OBLIGATIONS

     2.1    Internet Traffic
            ----------------

            2.1.1  Obligations of Compaq. During the Term, Compaq shall
                   ---------------------
                   preprogram each Product prior to sale so that activation of any Instant Internet Keyboard Button automatically loads only the Compaq Redirect Script URLs. For Products with seven (7) or more Instant Internet Keyboard Buttons, Compaq shall program Compaq Redirect Script URLs to immediately direct traffic from four (4) Instant Internet Keyboard Buttons to the applicable CMGI Site as directed by CMGI, provided that such CMGI Sites shall be subject to Compaq's review and approval for suitability and appropriateness for Compaq customers, which approval shall not be unreasonably denied. The process for such approval shall be defined in the Marketing Addenda. In the event that a Product is equipped with fewer than seven (7) Instant Internet Keyboard Buttons, the number of Redirect Script URLs directed to CMGI Sites may be fewer than four (4), but in any event shall comprise not less than fifty percent (50%) of the total number of Instant Internet Keyboard Buttons. Users shall be able to reconfigure the Instant Internet Keyboard Buttons. For any Product for which an Instant

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                   Internet Keyboard Button is programmed or redirected to a
                   default portal start page, the "Home" Link of the Internet Browser shall also be linked or redirected to the same default portal start page.

            2.1.2  Additional Obligations. It is Compaq's intention to redirect
                   ----------------------
                   Internet traffic to appropriate CMGI Sites from all Compaq products that are equipped with Instant Internet Keyboard Buttons (including commercial PC products and Appliances) to the same extent as described in Section 2.1.1, subject to availability and suitability of appropriate CMGI Sites for the specific customer segment targeted. Subject to the applicable obligations and exclusions set forth in this
                   Article 2, for Compaq-only branded Appliances, Compaq shall program Instant Internet Keyboard Buttons, if any, in the same manner and quantity as set forth in Section 2.1.1, to the extent that CMGI Sites are applicable and competitive in price and performance.

            2.1.3  Excluded Products. The products subject to the provisions of
                   -----------------
                   Sections 2.1.1 and 2.1.2 shall not include (i) products that cannot be configured pursuant to this Article because of local law restrictions, (ii) products intended for sale in geographic regions in which CMGI does not have a local Site that is translated, localized, relevant and fully operational in the specific international market, (iii) products designed or manufactured specifically for a sponsor or affinity program that requires the programming of a proprietary default start page, or (iv) products for which Compaq's customers have requested that pre-programmed Internet functionality not be included. The parties shall work together to coordinate international expansion and roll-out plans, including identification of specific local requirements and time frames for implementation.

            2.1.4  Exclusions. Compaq's obligations pursuant to this Section 2:
                   ----------
                   (i) are subject to contractual obligations with third parties existing as of the date of execution of this Agreement, and
                   (ii) shall not apply to products or services provided by or for a Proprietary Online Service Provider. Compaq shall provide CMGI with a list of all such contractual obligations within 30 days of the execution of this Agreement, and Compaq shall use its best efforts to minimize the adverse impact of such contractual obligations upon Compaq's obligations hereunder. If Compaq engages in a distribution agreement with any Proprietary Online Service provider, Compaq shall as part of the process use its best efforts to explore opportunities with CMGI and the Proprietary Online Service Provider to engage CMGI as a preferred provider of portal solutions or other content.

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                   In addition, Compaq's obligations pursuant to this Section 2 shall terminate, at Compaq's election, if after January 1, 2000, the Primary CMGI Portal Site fails to be one of the twelve (12) most trafficked web sites for four (4) consecutive months as measured in terms of unique visitors by Media Metrix, or such other comparable industry metric as may be agreed between the parties. The Primary CMGI Portal Site shall mean, for purposes of this Agreement, the AltaVista, Shopping.com, and Zip2 Sites (and any future Sites owned by AltaVista or any subsidiary owned or Controlled by AltaVista) considered in the aggregate. Within twenty-four (24) months of the Closing Date, CMGI intends that AltaVista will be among the top three (3) portal Sites as measured by Media Metrix.

     2.2    Sale of Compaq Equipment. Subject to CMGI entering into Compaq's
            ------------------------
            standard reseller agreement, during the Term, Compaq shall make available to CMGI Compaq hardware and equipment for resale through any CMGI Site at terms no less favorable than Compaq's then-current most favored Internet Reseller pricing.

     2.3    Premier Internet Technology Supplier. Compaq hereby designates CMGI
            ------------------------------------
            as a "Premier Internet Technology Supplier." It is Compaq's intention to promote, demonstrate, and display CMGI's companies and Sites on Compaq Sites and/or Compaq products, as further defined by mutual agreement of the parties.

     2.4    Designation of Internet Search Service. Subject to contractual
            --------------------------------------
            obligations existing as of the date of execution of this Agreement, Compaq shall, and shall cause its Affiliates to, designate the Alta Vista Search Engine as the only Search Engine offered by, linked to, or promoted by each Compaq Site, provided that AltaVista maintains a competitive Search Engine service, as determined by mutually agreed upon industry competitiveness standards. Compaq shall provide CMGI with a list of all such contractual obligations within 30 days of the execution of this Agreement, and Compaq shall use its best efforts to minimize the adverse impact of such contractual obligations upon Compaq's obligations hereunder. Compaq shall state on each Compaq Site that searches are "Powered By AltaVista." For all products that contain Instant Internet Keyboard Buttons or other features (including the Internet Browser, subject to authorization from the Internet Browser licensor) that are specifically labeled or otherwise identifiable as dedicated to a Search Engine, Compaq shall not redirect users to any other Search Engine.

     2.5    Distribution of Dial-Up Internet Access. Compaq shall designate
            ---------------------------------------
            NaviNet as a provider of dial-up Internet access, subject to negotiation of acceptable terms and conditions including pricing and technical feasibility, including but not limited to

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            availability and performance, scope of coverage, broadband upgradability support, and infrastructure support (e.g., billing services, service and support, and e-mail support).

     2.6    Product Qualification, Optimization, and Licensing. It is Compaq's
            --------------------------------------------------
            intent to distribute certain CMGI products (e.g., the "iCaster" player client software) on Compaq platforms, subject to Compaq's then-current testing, qualification and acceptance criteria and product marketing requirements and further subject to negotiation of acceptable terms and conditions including license rights, pricing, compatibility, co-branding and customizations. Such distribution may include the display and/or promotion of the CMGI products as an icon on the desktop.

     2.7    Distribution Through Compaq Site Links. It is Compaq's intent to
            --------------------------------------
            promote certain CMGI Sites through Links on Compaq Sites, subject to Compaq's qualification and acceptance criteria and product marking requirements, and further subject to negotiation of acceptable terms and conditions including license rights, pricing, and compatibility.

3.0  CMGI OBLIGATIONS

     3.1    Revenue Share
            -------------

            3.1.1 During the Term, CMGI shall pay to Compaq a fee based on the number of redirect messages directed to CMGI Sites from Compaq, either directly or through Compaq's Redirect Script Server (the "Redirect Fee"). The amount of the Redirect Fee due to Compaq shall be as follows:


          Time Period                           $ per redirect
          -----------                           --------------
          Closing Date - 5/30/00                .01875
          6/1/00 - 5/30/01                      .02000
          6/1/01 - 5/30/02                      .0225

            3.1.2 Payment of the Redirect Fee shall be due to Compaq on a monthly basis, no later than the last day of each month for the previous month's traffic. CMGI shall provide to Compaq, with each payment, a full report of User traffic in a level of detail adequate to support the accuracy of the monthly payment.

            3.1.3 No later than March 31, 2001, the parties shall agree to an appropriate revenue target for the time period June 1, 2001 through March 31, 2002. CMGI shall have the option to extend the Agreement for one additional year

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                   based on the same Redirect Fee schedule listed in Section
                   3.1.1 in effect as of the previous year if the agreed upon revenue target is met or exceeded, and if the Primary CMGI Portal Site is among the top five (5) trafficked Sites, as determined by MediaMetrix. If the revenue target is not met, CMGI may, at its option, pay to Compaq an "option fee," calculated as the difference between the revenue target and the actual revenue for the period. Upon payment of the option fee, CMGI may extend the Agreement for one additional year on the same terms as if the revenue target was achieved. Each subsequent year, prior to March 31, the parties shall agree to an appropriate revenue and traffic target for qualification for an additional one-year renewal option.

            3.1.4  Compaq shall have the right to inspect and audit, upon five
                   (5) days notice, during normal business hours and not more than four times per year, all of CMGI's records and books of account insofar as they relate to Redirect Fee, provided that any such audit and inspection shall be conducted by an independent third-party accounting firm on Compaq's behalf. The costs of said inspection and audit shall be borne solely by Compaq unless accounting errors amounting to five percent (5%) or more of the applicable total are found to Compaq's disadvantage, in which case CMGI shall promptly pay the entire cost of said inspection and audit. CMGI shall at all times maintain such books and records, or true duplicates thereof, at its primary or registered offices.

     3.2 The Sites to which Compaq redirects CMGI traffic shall be co-branded and customized in accordance with marketing plans to be determined by the parties. CMGI will not display any advertisement or include any other promotional element of any party (other than Compaq) in Compaq's Area of Business on any pages or CMGI products that are linked directly to or redirected directly from Compaq Sites or Products.

     3.3 CMGI shall provide web-site and software application development, design and customization services to Compaq on terms no less favorable than such services are provided to CMGI's most favored customers.

     3.4 CMGI shall, through its AdSmart subsidiary, monetize Compaq's advertising inventories at most favored commission rates.

     3.5 CMGI shall designate Compaq as a "Premier IT Partner." Compaq is hereby designated as a preferred provider of information technology products, services, and solutions. It is CMGI'S intent to utilize, demonstrate, and promote Compaq's

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            products and services to the extent that such products and services meet CMGI's technical requirements and competitive price/performance specifications, subject to negotiation of acceptable terms and conditions including license rights, pricing, and availability, and further subject to existing contractual commitments. Each year during the Term, CMGI shall purchase goods and services from Compaq constituting no less than thirty-three percent (33%) of CMGI's total annual IT spending for product categories in which Compaq provides products. CMGI shall provide reports to Compaq on an annual basis sufficient to permit Compaq to confirm CMGI's compliance with this Section.

     3.6 During the Term, the AltaVista Search Engine (or its successor) shall be run exclusively on a Compaq hardware platform, subject to ability of the hardware to meet competitive price/performance specifications.

     3.7 CMGI agrees to work with Compaq to develop a portal Site optimized for broadband Internet access, with the goal that CMGI shall launch the new Site during the fourth quarter of 1999.

4.0  MUTUAL OBLIGATIONS

     4.1    Most Favored Customer.  Compaq and CMGI each agree that for all
            ---------------------
            products and services provided by one party to the other under this Agreement, such products and/or services, including without limitation the services for which CMGI pays Redirect Fees to Compaq under Section 3.1, shall be provided on terms, including pricing, no less favorable than the terms afforded to the respective supplier's most favored customer under similar conditions, including but not limited to purchasing patterns and volumes, type of product, service and support or maintenance considerations, and warranty terms.

     4.2    Relationship Management.

            4.2.1  Executive Coordinator. Compaq and CMGI shall each designate a
                   ---------------------
                   corporate officer who is at least a Vice President as an Executive Coordinator who shall be responsible for all overall matters pertaining to this Agreement. The initial Executive Coordinator for CMGI shall be David Andonian. The initial Executive Coordinator for Compaq shall be Robert Lund. The responsibilities of the Executive Coordinators are as follows:

                   4.2.1.1 Administer and coordinate the overall aspects of this Agreement and the strategic relationship between the parties;

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                   4.2.1.2    Arrange meetings, visits and consultations between
                              the parties concerning matters related to this Agreement, including but not limited to all required quarterly and/or annual business reviews; and

                   4.2.1.3 Review and approve plans for marketing programs to be administered under the Joint Marketing Fund. All expenditures from the Joint Marketing Fund must be approved by both Executive Coordinators.

            4.2.1  Quarterly Business Reviews. Both parties agree to meet at
                   --------------------------
                   least once every calendar quarter to review the basic business terms and the business and marketing plans for the next quarter. Topics to be addressed in each Quarterly Business Review shall include, but shall not be limited to the following: Strategic Plans/New Products and Services, Advertising and Promotion Opportunities, Use of Joint Marketing Funds, Performance Measurement of Existing Joint Programs, Contract or Relationship Issues, including negotiation and performance of Marketing Addenda.

            4.2.2  Changes in Coordinators. Either party may replace any of the
                   -----------------------
                   people referenced in this Section by delivering written notice of the change to the other party. The notice must be signed by either the Executive Coordinator of the party making the change, or by an authorized signatory of that party. The notice shall set forth the name, business address and telephone number of the replacement.

            4.2.3  Program Management. Each party shall make available
                   ------------------
                   sufficient facilities, resources and access to permit the establishment of an on-site dedicated program management office, as mutually agreed by the Executive Coordinators.

     4.3    Joint Marketing Efforts. The parties shall identify and implement
            -----------------------
            strategies for jointly identifying market opportunities and jointly marketing the products and services offered by both Compaq and CMGI. Joint marketing opportunities shall be identified in Quarterly Business Reviews, or more often as required. Joint marketing efforts may be funded through the Compaq/CMGI Joint Marketing Fund, in accordance with the terms of this Agreement and such policies or procedures as may be developed by mutual agreement of the Executive Coordinators. The parties shall explore opportunities for co-branding products and services, where appropriate.

     4.4    Joint Marketing Fund. Compaq and CMGI agree to fund a Joint
            --------------------
            Marketing Fund for use in market research, advertising, marketing, and promoting Compaq and CMGI

                                      10
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            products and services, including promotion of this strategic relationship. Each party commits to spend fifty million dollars ($50,000,000) over the first six (6) quarters of the Term of this Agreement on activities funded by the Joint Marketing Fund. The scope of funded activities, and the extent to which each activity shall contribute toward a party's funding obligations, shall be determined by the Executive Coordinators at each Quarterly Business Review.

            The parties agree to contribute a minimum of ten million dollars ($10,000,000) to the Joint Marketing Fund, following the initial six
            (6) quarter period. The percentage contribution by each party to this secondary stage of the Joint Marketing Fund will be determined based on the relative revenue share to Compaq from Redirect Scripts directed to CMGI Sites as a percentage of the total CMGI gross advertising revenue generated from such Redirect Scripts. In no event will Compaq's contribution to the Joint Marketing Fund be less than fifty percent (50%).

     4.5    Joint Promotions. Compaq and CMGI each agree to promote the
            ----------------
            respective services and products of the other. For example, each party shall use the products and services of the other, where appropriate, when demonstrating, displaying, or advertising its own products. Where appropriate, Compaq shall be referred to as a "Preferred Platform" for operation of CMGI products or services.

     4.6    Future Investment Opportunities
            -------------------------------

            4.6.1 Subject to approval by the Engage Board of Directors, Engage shall seek to reserve for offer to Compaq, in its initial public offering, a number of shares equal to 2% of the outstanding shares of Engage common stock at the initial public offering price. If Engage determines, in its sole discretion, that such offer might interfere with or delay such offering, it may reduce or eliminate the shares reserved for offer to Compaq. In addition, to the extent that the SEC requires any legal opinion or imposes any restrictions on Compaq as a condition to the registration of such shares to be offered to Compaq, Compaq shall agree to such restrictions and/or provide such legal opinion as a condition to CMGI's obligations hereunder.

            4.6.2 In the event that CMGI seeks external equity investment for its NaviNet subsidiary prior to the initial public offering of shares of NaviNet, and upon completion of a substantive strategic business relationship as contemplated in Section 2.5, Compaq shall have the right, in its sole discretion, in the first such external investment opportunity for such Subsidiary to invest an amount up to 4.9% of the then-current pre-

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                   investment valuation of NaviNet.

            4.6.3 In the event that any CMGI majority-owned subsidiary seeks to raise external equity investments prior to its initial public offering of shares or acquisition by a third party, Compaq may make an investment in such subsidiary (subject to the approval of the Board of Directors of such subsidiary) provided that the parties mutually agree on a substantive strategic business relationship agreement in connection with such investment for the benefit of such subsidiary.

            4.6.4 If, during the Term, CMGI forms an entity for the purpose of pursuing a free or ad-subsidized ISP service, Compaq may invest in such company prior to an initial public offering of shares (subject to the approval of the Board of Directors of such subsidiary) provided that the parties mutually agree on a substantive strategic business relationship agreement in connection with such investment for the benefit of such subsidiary.

          4.6.5 If, during the Term, CMGI forms a new investment fund similar to its "@Venture" holdings, Compaq may invest in such venture to the same extent and on terms at least as favorable as any other investor in the same fund, subject to the mutual agreement of the parties.

     4.7  User Data.  Each party shall provide to the other any Aggregate
          ---------
          User Data that it collects from Users who are directed to CMGI Sites from Compaq Sites or Products. All Aggregate User Data shall be made available without the imposition of additional fees or obligations. Subject to mutual agreement of the parties, the parties further intend to share Registration Data to the extent such information is collected from or related to the CMGI Sites directed from Compaq Sites or Products, provided that sharing of Registration Data shall be limited by and subject to the respective company privacy policies.

     4.8  Compaq Labs.
          -----------

          4.8.1  Ongoing Meetings.  Compaq and CMGI may meet on a mutually
                 ----------------
                 agreeable ongoing basis to discuss topics of common interest (e.g., research ideas, projects, and search-related requirements for services and technology). Although the parties may discuss various cooperative arrangements, potential new research projects, search technologies and/or other matters, neither party shall be obligated to the other unless such obligation is in writing and executed by both parties. It is anticipated that such meetings shall be pursuant to an appropriate non-disclosure agreement to protect the

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                 confidential nature of the information disclosed by either party. It is understood that these ongoing meetings are entirely voluntary and that neither party is required to disclose any specific information to the other.

          4.8.2  New Search Technology.  From time to time Compaq may disclose
                 ---------------------
                 to CMGI new search technology which might be of interest to AltaVista or CMGI for incorporation on the AltaVista Site. CMGI shall promptly make its interest known. CMGI shall have an option period of thirty (30) days, from the date of disclosure, to acquire a non-exclusive license to use such search technology on the AltaVista Site for a one-time payment which will be identified by Compaq. Compaq and CMGI each agree to use reasonable best efforts to enter into a mutually acceptable license agreement within such thirty (30) day period. If CMGI wants to obtain rights beyond a non-exclusive license to use the identified search technology, the parties will use reasonable best efforts to complete a mutually acceptable license agreement within sixty (60) days. Unless extended by mutual agreement in writing, after the option period lapses Compaq can offer such search technology to any third parties under any terms and conditions. In no event shall this Agreement be interpreted as requiring Compaq to provide any research and development services for CMGI, unless set forth in a separate agreement.

          4.8.3  Technology Transfers and Engineering Services.  In addition to
                 ---------------------------------------------
                 the option to acquire license rights to new search technology, CMGI may request a technology transfer, which might require engineering services beyond the transfer of existing results from a research project. These additional tasks may include programming, contracting, testing, installation help and documentation. CMGI and Compaq will negotiate a mutually acceptable agreement for such engineering services, which will reimburse Compaq in full for the costs of such engineering services.

          4.8.4  Credits and Acknowledgements.  If a Compaq Lab is the source
                 ----------------------------
                 for a particular technology, at Compaq's request, CMGI shall cite or acknowledge the contribution of the Compaq Labs by a suitable phrase such as "Photofinder technology from Compaq's Cambridge Research Lab."

5.   TRADEMARKS

     5.1    Use of CMGI Marks.  CMGI hereby grants to Compaq a non-exclusive,
            -----------------
            royalty-free license, in jurisdictions in which CMGI has such rights, to use, reproduce, distribute and display the Marks owned by CMGI in connection with its performance of the terms of this Agreement.

     5.2    Use of Compaq Marks. Compaq and its Affiliates hereby grant to CMGI
            -------------------
            a non-exclusive, royalty-free license, in jurisdictions in which Compaq has such rights, to use the Marks owned by Compaq in connection with its performance of the terms of this Agreement.

     5.3    Quality Control. Each party shall have the right to exercise quality
            ---------------
            control over the use of its Marks and the products and services with which the Marks are used by the other party to the degree necessary, in the sole opinion of the owner of such Marks, to maintain the validity and enforceability of such Marks and to protect the rights in such Marks and the goodwill associated therewith. Each party shall, in their use of the other's Marks adhere to a level of quality, at least as high as that used by such party in connection with its use of its own Marks. In the event that the owner of a Mark finds that use of the Mark by the other party in the reasonable opinion of owner of such Mark materially threatens the goodwill of the Mark or the rights in the Mark, the licensee of such Mark shall, upon notice from such owner, immediately, and no later than ten (10) days after receipt of such owner's notice, take all measures reasonably necessary to correct the deviations or misrepresentations in, or misuse of, the respective items.

     5.4    Trademark Usage. Each party shall use the other's Marks in
            ---------------
            accordance with sound trademark and trade name usage principles and in compliance with all applicable laws and regulations of the United States, including without limitation all laws and regulations relating to the maintenance of the validity and enforceability of such Marks and shall not use the Marks in any manner which might tarnish, disparage, or reflect adversely on the Marks or the owners of such Marks. Each party shall use, in connection with the other's Marks, all legends, notices and markings as required by law. Neither party may materially alter the appearance of another's Marks in any advertising, marketing, distribution, or sales materials, or any other publicly distributed materials.

6.0  TERM AND TERMINATION

     6.1    Term. This Agreement will become effective as of the Closing Date
            ----
            and shall, unless sooner terminated as provided below or as otherwise agreed, remain effective until May 30, 2002.

     6.2    Termination by Mutual Consent. This Agreement may be terminated by
            -----------------------------
            mutual written consent.

     6.3    Termination for Insolvency. Notwithstanding the foregoing, this
            --------------------------
            Agreement may be terminated by either party immediately upon notice if the other party: (i) becomes insolvent; (ii) files a petition in bankruptcy; or (iii) makes an assignment for the benefit of its creditors.

7.0  REPRESENTATIONS AND WARRANTIES

     7.1    Compaq Warranties. Compaq hereby represent and warrant to CMGI as of
            -----------------
            the date hereof that:

            7.1.1 Compaq is a corporation duly organized and validly existing under the laws of the state of its incorporation, and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted;

            7.1.2 The execution, delivery and performance by Compaq of this Agreement are within the corporate powers of Compaq and has been duly authorized by all necessary corporate action on the part of Compaq. This Agreement constitutes a valid and binding agreement of Compaq enforceable against Compaq in accordance with its terms;

            7.1.3 The execution, delivery and performance by Compaq of this Agreement requires no action by or in respect of, or filing with, any governmental body, agency or official; and

            7.1.4 The execution, delivery and performance by Compaq of this Agreement do not and will not (i) violate the organizational documents of Compaq, (ii) violate any applicable law, judgment, injunction, order or decree, or (iii) require any notice or consent or other action by any person or entity under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Compaq or to a loss of any benefit to which Compaq is entitled under, any agreement or other instrument binding upon Compaq or any license, franchise, permit or other similar authorization held by Compaq.

     7.2    CMGI Warranties. CMGI hereby represents and warrants to Compaq as of
            ---------------
            the date hereof that:

            7.2.1 CMGI is a corporation duly organized and validly existing under the laws of the state of its incorporation and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted;

            7.2.2 The execution, delivery and performance by CMGI, Inc. (excluding its Affiliates) of this Agreement are within the corporate powers of CMGI, Inc. (excluding its Affiliates) and have been duly authorized by all necessary corporate action on the part of CMGI, Inc. (excluding its Affiliates). This Agreement constitutes a valid and binding agreement of CMGI, Inc. (excluding its Affiliates) enforceable against CMGI, Inc. (excluding its Affiliates) in accordance with its terms;

          7.2.3 CMGI, Inc. shall cause its Affiliates to adhere to the terms of this Agreement;

          7.2.4 The execution, delivery and performance by CMGI of this Agreement require no action by or in respect of, or filing with, any governmental body, agency or official; and

          7.2.5 The execution, delivery and performance by CMGI of this Agreement do not and will not (i) violate the organizational documents of CMGI, (ii) violate any applicable law, judgment, injunction, order or decree, or (iii) require any notice or consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of CMGI or to a loss of any benefit to which CMGI is entitled under, any agreement or other instrument binding upon CMGI or any license, franchise, permit or other similar authorization held by CMGI.

8.0  LIMITATIONS OF LIABILITY

     8.1    Limitation of Liability. except for indemnification obligations, if
            -----------------------
            any, of a party pursuant to Article 10 , no party shall be liable to another party or any other person or entity for special, incidental, consequential, or indirect damages (including loss of good will or business profits), or exemplary or punitive damages. No officer, director, manager, member, or employee of any party shall have any personal liability under this Agreement and the other parties hereby hold such persons harmless for any liability hereunder.

     8.2    Limitation of Warranties. Except as expressly set forth in this
            ------------------------
            Agreement, each party expressly disclaims all warranties, express or implied, including warranties of merchantability and fitness for a specific purpose. Except as expressly set forth in this Agreement, no party endorses, warrants, or guarantees any product or service provided hereunder.

9.0  INDEMNIFICATION

     9.1    Indemnification by CMGI. Except as provided in this Article, CMGI
            -----------------------
            will indemnify and hold Compaq and its Affiliates, officers, directors and employees harmless from and against any and all damages resulting from or arising out of (a) the CMGI Sites or any other activities of CMGI, including infringement of any intellectual property rights of any third person; (b) any misrepresentation or breach of representation or warranty of CMGI contained herein; or
            (c) any breach of any covenant or agreement to be performed by CMGI hereunder. Notwithstanding anything to the contrary in this Section, CMGI shall not have any obligation to indemnify Compaq for any damages for which Compaq is obligated to indemnify CMGI under the Assignment Agreement dated of even date herewith.

     9.2    Indemnification by Compaq. Compaq will indemnify and hold CMGI and
            -------------------------
            its Affiliates, officers, directors and employees harmless from and against any and all damages resulting from or arising out of (a) the Compaq Sites or any other activities of Compaq, including infringement of any intellectual property rights of any third person; (b) any misrepresentation or breach of representation or warranty of Compaq contained herein; or (c) any breach of any covenant or agreement to be performed by Compaq or its respective Affiliates hereunder.

     9.3    Notice of Indemnification. A party seeking indemnification pursuant
            -------------------------
            to this Article (an Indemnified Party) from or against the assertion of any claim by a third person (a Third Person Assertion) will give prompt notice to the party from whom indemnification is sought (the Indemnifying Party); provided that failure to give prompt notice
                                 --------
            will not relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual material prejudice by such failure).

     9.4    Assumption of Defense. Within five (5) business days of receipt of
            ---------------------
            notice from the Indemnified Party pursuant to this Section, the Indemnifying Party will have the right, exercisable by written notice to the Indemnified Party, to assume the defense of a Third Person Assertion. If the Indemnifying Party assumes such defense, the Indemnifying Party may select counsel, which counsel will be reasonably acceptable to the Indemnified Party.

     9.5    Appointment of Counsel. After notice from the Indemnifying Party to
            ----------------------
            the Indemnified

            Party of its election to assume the defense of such Third Party Assertion, the Indemnifying Party shall not be liable to the Indemnified Party under this Article for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, provided, that if there may be reasonable legal defenses available
            --------
            to it that are different from or in addition to those available to the Indemnifying Party the reasonable fees, disbursements and other charges of counsel for the Indemnified Party will be at the expense of the Indemnifying Party or parties. It is understood that the Indemnifying Party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such Indemnified Party or parties.

     9.6    Failure to Defend. If the Indemnifying Party (a) does not assume the
            -----------------
            defense of any Third Person Assertion in accordance with this Article; or (b) having so assumed such defense, unreasonably fails to defend against such Third Person Assertion, then, upon five (5) days written notice to the Indemnifying Party, the Indemnified Party may assume the defense of such Third Person Assertion. In such event, the Indemnified Party will be entitled under this Article as part of its damages to indemnification for the costs of such defense.

     9.7    Settlement. The party controlling the defense of a Third Person
            ----------
            Assertion will have the right to consent to the entry of judgment with respect to, or otherwise settle, such Third Person Assertion with the prior written consent of the other party, which consent will not be unreasonably withheld; provided that such other party
                                               -------------
            may withhold its consent if any such judgment or settlement imposes a monetary obligation on such other party that is not covered by the indemnification, imposes any material non-monetary obligation, or does not include an unconditional release of such other party and its Affiliates from all claims of the Third Person Assertion.

    9.8     Participation. The Indemnifying Party and the Indemnified Party will
            -------------
            cooperate, and cause their Affiliates to cooperate, in the defense or prosecution of any Third Person Assertion. The Indemnifying Party or the Indemnified Party, as the case may be, will have the right to participate, at its own expense, in the defense or settlement of any Third Person Assertion.

10.0 CONFIDENTIAL INFORMATION.

     10.1   Definition of Confidential Information. Confidential Information
            --------------------------------------
            shall mean any
            information (whether or not in writing) relating to
            or disclosed in the course of the performance of this Agreement, which is marked as "confidential" or which is not generally known to the public or in the trade and is or should be reasonably understood to be confidential or proprietary to the disclosing party, including without limitation (i) marketing and sales information and (ii) other documentation and any analyses, compilations, studies or other documents incorporating or developed from Confidential Information. Confidential Information shall not include information (a) already known to the receiving party lawfully and not in violation of any agreement or understanding (whether or not in writing) relating to the confidentiality thereof, (b) disclosed in published materials,
            (c) obtained from any third party lawfully and not in violation of any agreement or understanding (whether or not in writing) relating to the confidentiality thereof, or (d) independently developed by the receiving party without the use or inclusion of any Confidential Information. The receiving party shall not be in breach of its obligations with respect to Confidential Information hereunder in the event the disclosure of any Confidential Information is required by law, provided that prior to any such disclosure by a receiving
                    --------
            party, the disclosing party is given ample notice to enable it to move for a protective order.

     10.2   Confidential Information. Each party hereto acknowledges that all
            ------------------------
            title and interest, including all patents, copyrights, trade secrets and other intellectual property rights, in the disclosing party's (the "Disclosing Party") Confidential Information is the exclusive property of the Disclosing Party. Each party further acknowledges that the Disclosing Party's Confidential Information is proprietary and a trade secret of the Disclosing Party. Each party agrees neither to do nor to permit any act which may in any way jeopardize or be detrimental to the validity of the Disclosing Party's patent, copyright, trade secret or other rights in the Confidential Information.

     10.3   Confidentiality.  Each party shall use its best efforts to maintain
            ---------------
            the confidentiality of any Confidential Information it receives, including taking such steps as such party takes to maintain the confidentiality of its own Confidential Information.

     10.4   Return of Confidential Information. Upon the termination or
            ----------------------------------
            expiration of this Agreement for any reason, each party shall at the direction of the discloser of such Confidential Information (the "Disclosing Party") either return all Confidential Information in its possession or destroy such Confidential Information and certify in writing to the Disclosing Party that it has done so.

     10.5   Remedies for Breach of Confidentiality. It is understood and agreed
            --------------------------------------
            by both parties
            that in the event of a breach of this Article, damages may not be an adequate remedy and either party shall be entitled to injunctive relief to restrain any such breach, threatened or actual.

     10.6   Survival. Each party's respective obligations hereunder to protect
            --------
            Confidential Information shall survive any termination or expiration of this Agreement or any license granted hereunder for any reason.

11.0 MISCELLANEOUS

     11.1   Governing Law. Any question as to the validity, construction,
            -------------
            performance or effect of this Agreement and the transactions to which it relates shall be construed in accordance with and subject to the substantive laws (as opposed to the conflicts of law provisions) of the State of Delaware and, where applicable, the laws of the United States.

     11.2   Further Assurances. Subject to the terms and conditions herein
            ------------------
            provided, each of the parties hereto agrees to use their respective reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the parties hereto shall take or cause to be taken all such necessary action, including, without limitation, the execution and delivery of such further instruments and documents as may be reasonably requested by the other party for such purposes or otherwise to consummate and make effective the transactions contemplated hereby.

     11.3   Entire Agreement. This Agreement contains the entire understanding
            ----------------
            between CMGI and Compaq with respect to its subject matter and the transactions contemplated hereby, supercedes all previous or contemporaneous oral or written agreements, negotiations, representations or understandings between them with respect thereto, and shall not be modified except by a writing of subsequent date hereto signed by all parties hereto. Neither the course of conduct between the parties nor trade usage shall act to modify or alter the provisions of this Agreement.

     11.4   No Waiver. No waiver by any party of a breach of any provision of
            ---------
            this Agreement shall operate as or be deemed to be a waiver of any other preceding, or subsequent breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in a writing of subsequent date hereto executed by the waiving party.

     11.5   Partial Invalidity. If any portion of the Agreement, or the
            ------------------
            application thereof in any circumstances, shall be held to be illegal, invalid or unenforceable in any respect by a final or unappealable order, decree or judgment of any court, this Agreement shall be constructed as if such invalid, illegal or unenforceable provision had never been contained herein within the jurisdiction of such court and the Agreement shall otherwise remain in full force and effect in such jurisdiction and in its entirety in other jurisdictions. Additionally, in lieu of each such illegal, invalid or unenforceable provision, there shall, within the jurisdiction of such court finding such illegality, invalidity or unenforceability, be added automatically as part of this Agreement a provision as similar to such former provision as shall be legal, valid and enforceable.

     11.6   Section Headings. Section headings used herein are for informational
            ----------------
            purposes only and shall not define nor limit the provisions of this Agreement.

     11.7   Successors and Assigns. This Agreement shall be binding upon and
            ----------------------
            inure to the benefit of CMGI, Inc. and its successors and assignees and Compaq and its successors and assignees permitted hereunder; provided, however, that neither party hereto may assign, subcontract, transfer or otherwise delegate its rights or obligations hereunder, in whole or in part, by operation of law or otherwise, without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either Compaq or CMGI, Inc. may assign its rights or obligations hereunder in connection with the sale of all or substantially all of the assets of its business related to this Agreement, whether by asset purchase, merger or otherwise, unless the intended assignee is a competitor of the non-assigning party. In the event of a change of Control of the CMGI entity that holds the assets of the Alta Vista Search Engine Site, the provisions contained in Section 2.4 hereof shall immediately terminate at Compaq's election.

     11.8   Independent Contractors. Each party agrees it is and will be an
            -----------------------
            independent contractor as to the other party and not an agent, employee, partner or joint venturer of or with the other party. Without limiting the foregoing, no party nor any officer or employee of such will have any right to bind any other party, to make any representations or warranties on behalf of any other party, to accept service of process, to receive notice, or to perform any act or thing on behalf of any other party other than as expressly authorized by such other party in its sole discretion.

     11.9   Counterparts. This Agreement may be executed in any number of
            ------------
            counterparts, each such counterpart shall be an original instrument, and all such counterparts shall together constitute the same agreement. Execution may be effectuated by delivery of facsimiles of signature pages (and the parties shall follow such delivery by prompt delivery or originals of such pages).

     11.10  Press Releases/Statements. Except as may be required by law or by
            -------------------------
            the rules of any national securities exchange, no party hereto shall issue a press release or other similar public announcement making reference to any other party, such other party's products, or the services provided hereunder, unless such party has received the approval of the other party with respect to the proposed text of such press release or announcement, which approval shall not be unreasonably withheld or delayed. No party shall make or publish any statement which is, or may be reasonably considered to be, disparaging of any other party or its Affiliates, directors, employees, products or services.

     11.11  Remedies Cumulative. No remedy conferred upon any of the parties by
            -------------------
            this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

     11.12  Export Control. Each party acknowledges that data and materials if
            --------------
            any, supplied by one party to the other may be subject to export controls under United States law and the applicable export controls in other territories. Accordingly, neither party shall export or re-export any technical data supplied by the other party, directly or through third parties, to any source for use in any country or countries in contravention of any export laws, regulations or decrees of the United States Government or any agency thereof. Each party shall be solely responsible for identifying and complying with all laws of any jurisdiction outside the United States regarding use of technical data and materials supplied by the other party. Each party agrees to obtain all licenses, permits or approvals required by any government at that party's sole cost. Each party's obligations under this Section shall survive the expiration or termination of this Agreement for any reason whatsoever.

     11.13  Force Majeure. Except for the failure to make payments when due,
            -------------
            neither party shall be liable to the other by reason of any failure of or delay in performance of its obligations under this Agreement to the extent such failure or delay is due to circumstances beyond its reasonable control, including, without limitation, acts of God, acts of the other party, acts of a public enemy, fires, floods, wars, civil disturbances, sabotage, accidents, insurrections, blockades, embargoes, storms, other acts of nature, explosions, damage to its plants, labor disputes (whether or not the employees' demands are reasonable and within the party's power to satisfy), or acts of any governmental body (whether civil or military, foreign or domestic) collectively referred to herein as "Force Majeure", nor shall any such failure or delay give the other party the right to terminate this Agreement. Each party shall use its best efforts to minimize the duration and consequences of any failure of or delay in performance resulting from a Force Majeure event.

     11.14  Non-solicitation.  Compaq agrees that, during the Term, it will not,
            -----------------
            without CMGI's written consent, solicit for employment any employee of CMGI until at least six (6) months after any such employee ceases to be employed by CMGI. CMGI agrees that, during the Term, it will not, without Compaq's written consent, solicit for employment any employee of Compaq until at least six (6) months after any such employee ceases to be employed by Compaq.

     11.15  No Third-Party Beneficiaries. This Agreement is for the sole benefit
            ----------------------------
            of the parties hereto, their Affiliates, and their permitted successors and assigns. Nothing herein, express or implied, is intended to or shall confer upon any person or entity, other than the parties hereto, their Affiliates and their permitted successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered Strategic Business Agreement as of the day and year first above written.


                          CMGI, INC.

                          By:   /s/ David S. Wetherell
                             -----------------------------------------------
                          Name:  David S. Wetherell
                               ---------------------------------------------
                          Title: Chairman of the Board, President and Chief
                                -------------------------------------------
                                 Executive Officer
                                -------------------------------------------


                          COMPAQ COMPUTER CORPORATION

                          By:   /s/ Harold F. Enright, Jr.
                             -----------------------------------------------
                          Name:  Harold F. Enright, Jr.
                               ---------------------------------------------
                          Title: Vice President
                                -------------------------------------------